AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON JANUARY 20, 2004

                      INVESTMENT COMPANY ACT FILE NO. 811-21466




                       U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                   ----------------
                                       FORM N-2

                               REGISTRATION STATEMENT UNDER
                            THE INVESTMENT COMPANY ACT OF 1940            [X]
                                     AMENDMENT NO. 2                      [X]
                             (Check Appropriate Box or Boxes)


                      HYPERION COLLATERALIZED SECURITIES FUND, INC.
                   (Exact Name of Registrant As Specified in Charter )

                       ONE LIBERTY PLAZA, 165 BROADWAY, 36th FLOOR
                                 NEW YORK, NY 10006-1404
                         (Address of Principal Executive Offices)
           Registrant's Telephone Number, including Area Code: 1(800) Hyperion

                                CLIFFORD E. LAI, PRESIDENT
                      HYPERION COLLATERALIZED SECURITIES FUND, INC.
                       ONE LIBERTY PLAZA, 165 BROADWAY, 36th FLOOR
                                  NEW YORK, NY 10006-1404
                         (Name and Address of Agent for Service)

                                     With copies to:

                                    DAVID C. MAHAFFEY
                                 SULLIVAN & WORCESTER LLP
                                   1666 K STREET, N.W.
                                  WASHINGTON, D.C. 20006

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such shares will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investment in the Registrant may be made only by individuals or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares in the Registrant.

     Information to be included in Parts A and B: The Private Placement Memorandum contained in Amendment No. 1 to this Registration Statement is incorporated herein by reference.

     Information to be included in Part C is set forth under the appropriate item, so numbered in Part C to this Amendment No. 2 of the Registration Statement.

                                PART C -- OTHER INFORMATION

ITEM 24.   FINANCIAL STATEMENTS AND EXHIBITS

(1) FINANCIAL STATEMENTS - The Statement of Assets and Liabilities as of December 5, 2003 and the supporting notes have been included in the Registration Statement.

     Statements, schedules and historical information other than listed above have been omitted since they are either not applicable, or not required or the required information is shown in the financial statements or notes thereto.

(2)      EXHIBITS

         (A)        (1)  Articles of Incorporation dated November 4, 2003.*

                    (2) Articles of Amendment to the Articles of Incorporation dated November 7, 2003.*

                    (3) Articles of Amendment to the Articles of Incorporation dated December 15, 2003.

         (B)      Amended By-Laws.

         (C)      Not applicable.

         (D)      (1)      Stock Certificate.
                  (2)      Seed Capital Agreement.*
         (E)      Terms and Conditions of Dividend Reinvestment Plan.*

         (F)      Not applicable.

         (G)      (1)      Form of Management Agreement between Registrant and
                           Hyperion  Capital Management, Inc.*

                  (2)      Form of Fee Waiver Agreement.*

         (H)      Not applicable.

         (I)      Not applicable.

         (J) Form of Custodian Agreement between Registrant and State Street Bank and Trust Company.*

         (K)      (1)    Form of Registrar and Transfer Agent Agreement between
                         Registrant and American Stock Transfer & Trust Company.

                    (2)  Form of  Subadministration  Agreement  between Hyperion
                         Capital Management, Inc. and State Street Bank and Trust Company.*

                  (3)      Form of Subscription Agreement.*

         (L)      Not applicable.

         (M)      Not applicable.

         (N)      Not applicable.

         (O)      Not applicable.

         (P)      Not applicable.

         (Q)      Not applicable.

         (R)        (1)  Code of Ethics for Hyperion Collateralized Securities
                         Fund, Inc.*

                    (2)  Code of Ethics for Hyperion Capital Management, Inc.*

         *        Previously filed.

ITEM 25.   MARKETING ARRANGEMENTS

         Not applicable.

ITEM 26.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses to be incurred in connection with the issuance and distribution of securities described in this Registration
Statement:


Printing (other than stock certificates)                    $ 9,000
Accounting fees and expenses                                $ 5,000
Legal fees and expenses                                     $50,000
Miscellaneous                                               $ 7,500
                                                             ------
Total                                                       $71,500
                                                            =======


ITEM 27.   PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         None.

ITEM 28.   NUMBER OF HOLDERS OF SECURITIES (as of January 20, 2004)


TITLE OF CLASS                                  NUMBER OF RECORD HOLDERS
--------------                                  -------------
Common Stock                                            3


ITEM 29.  INDEMNIFICATION

     Under Registrant's Articles of Incorporation and By-Laws, the directors and officers of Registrant will be indemnified to the fullest extent allowed and in the manner provided by Maryland law and applicable provisions of the Investment Company Act of 1940, including advancing of expenses incurred in connection therewith. Indemnification shall not be provided to any officer or director against any liability to the Registrant or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Article 2, Section 405.2 of the Maryland General Corporation Law provides that the Charter of a Maryland Corporation may expand or limit the extent to which directors or officers may be personally liable to the Corporation or its shareholders for money damages in certain instances. The Registrant's Articles of Incorporation provide that, to the fullest extent permitted by Maryland law, as it may be amended or interpreted from time to time, no director or officer of the Registrant shall be personally liable to the Registrant or its shareholders for money damages. The Registrant's Articles of Incorporation also provide that no amendment of the Registrant's Articles of Incorporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers in respect of any act or omission that occurred prior to such amendment or repeal.

ITEM 30.   BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISOR

     The description of the business of Hyperion Capital Management, Inc. is set forth under the caption "MANAGEMENT OF THE FUND" and "THE ADVISOR" in the Private Placement Memorandum.

     The information as to the Directors and officers of Hyperion Capital Management, Inc. set forth in Hyperion Capital Management, Inc.'s Form ADV filed with the Securities and Exchange Commission on September 4, 2003 (File No. 801-49350) and as amended through the date hereof is incorporated herein by reference.

ITEM 31.  LOCATION OF ACCOUNTS AND RECORDS

Registrant:                Hyperion Collateralized Securities Fund, Inc.
                           One Liberty Plaza, 165 Broadway, 36th Floor
                           New York, New York   10006-1404

Investment Advisor:        Hyperion Capital Management, Inc.
                           One Liberty Plaza, 165 Broadway, 36th Floor
                           New York, New York   10006-1404

Transfer Agent for         American Stock Transfer & Trust Company, Inc.
Common Stock:              6201 15th Avenue
                           Brooklyn, New York  11219

Custodian and Fund         State Street Bank and Trust Company
Accounting Agent:          Two Avenue de Lafayette
                           Boston, Massachusetts  02105

ITEM 32.   MANAGEMENT SERVICES

Not applicable.

ITEM 33.   UNDERTAKINGS

Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 20th day of January, 2004.

                                  HYPERION COLLATERALIZED SECURITIES FUND, INC.


                          By: /s/ CLIFFORD E. LAI
                                  ________________
                                  CLIFFORD E. LAI
                                  President

                               EXHIBIT INDEX



Exhibit No.        Description of Exhibit

(A)(3) Articles of Amendment to the Articles of Incorporation dated December 15, 2003.

(B)               Amended By-Laws.

(D)(2)            Stock Certificate.

(K)(1) Form of Registrar and Transfer Agent Agreement between Registrant and American Stock Transfer & Trust Company.